                       Securities and Exchange Commission
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2003

                           The Phoenix Companies, Inc.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                             1-16517                              06-0493340
---------------------------------    ----------------------------------     ---------------------------------
 (State or Other Jurisdiction of          (Commission File Number)          (IRS Employer Identification No.)
           Incorporation)

          One American Row, Hartford, CT                                            06102-5056
-------------------------------------------------------              ----------------------------------------
     (Address of Principal Executive Offices)                                       (Zip Code)

     Registrant's telephone number, including area code:                              (860) 403-5000
                                                                             --------------------------------

                                 NOT APPLICABLE
                  ---------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.       REGULATION FD DISCLOSURE

              On December 22, 2003, The Phoenix Companies, Inc. closed on a new
$150.0 million unfunded, unsecured senior revolving credit facility to replace its $100 million credit facility, which expired on that date. This new facility consists of two tranches: a $112.5 million, 364-day revolving credit facility and a $37.5 million 3-year revolving credit facility. Under the 364-day facility, Phoenix has the ability to extend the maturity date of any outstanding borrowings for one year from the termination date. Potential borrowers on the new credit line are The Phoenix Companies, Inc., Phoenix Life Insurance Company
and Phoenix Investment Partners, Ltd. Financial covenants require the maintenance at all times of: consolidated stockholders' equity of $1,775.0 million, stepping up by 50% of quarterly positive net income and 100% of equity issuances; a maximum consolidated debt-to-capital ratio of 30%; a minimum consolidated fixed charge coverage ratio (as defined in the credit agreement) of
1.25:1; and, for Phoenix Life Insurance Company, a minimum risk-based capital ratio of 250% and a minimum A.M. Best Financial Strength Rating of A-. Fleet
Securities, Inc. and Wachovia Securities, LLC. were Co-Lead Arrangers of the new facility.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE PHOENIX COMPANIES, INC.

Date: December 23, 2003                  By:    /s/ Carole A. Masters
                                                --------------------------------
                                                Name:    Carole A. Masters
                                                Title:   Vice President